UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2025

ONEMEDNET CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-40386	86-2076743
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6385 Old Shady Oak Road, Suite 250

Eden Prairie, MN 55344

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 800-918-7189

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ONMD	The Nasdaq Stock Market LLC

Redeemable Warrants, each exercisable for one share of Common Stock at an exercise price of $11.50 per share	ONMDW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Private Placement Investments

On June 19, 2025, OneMedNet Corporation (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with an accredited investor (the “Investor”) for the issuance and sale in a private placement (the “Private Placement”) of (i) 3,390,923 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and (ii) pre-funded warrants to acquire 2,561,457 additional shares of Common Stock (the “Pre-Funded Warrants”), in each case, at a purchase price of $0.42 per share. The Private Placement closed on June 19, 2025 and the Pre-Funded Warrants are exercisable immediately at a price of $0.0001 per share. The gross proceeds to the Company from the Private Placement was approximately $2.5 million. The Company intends to use the net proceeds received from the Private Placement for general corporate purposes and working capital.

In connection with the Private Placement, the Investor entered into a voting agreement (the “Voting Agreement”) pursuant to which the Investor agreed, among other things, to vote in accordance with the recommendations of the board of directors of the Company (the “Board”) with respect to proposals submitted to the stockholders of the Company, including in favor of all directors recommended for election to the Board. In addition, the Company agreed to register the resale of the shares of Common Stock issued in the Private Placement along with the shares of Common Stock underlying the Pre-Funded Warrants on an amendment to its most recent registration statement on Form S-1, which registration statement has not yet been declared effective by the U.S. Securities and Exchange Commission (the “SEC”). The Securities Purchase Agreement contains customary representations and warranties, agreements and obligations.

The shares of Common Stock and the Pre-Funded Warrants were issued, and the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants will be issued, in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder.

The foregoing descriptions of the Securities Purchase Agreement, the Pre-Funded Warrants and the Voting Agreement do not purport to be complete and are qualified in their entirety by reference to Securities Purchase Agreement, the Pre-Funded Warrant and the Voting Agreement, which are attached hereto as Exhibits 10.1, 4.1, and 10.2, respectively, and incorporated herein by reference.

In separate transactions from the Private Placement, on June 20, 2025, the Company entered into subscription agreements with each of Dr. Thomas Kosasa, a director of the Company (the “Kosasa Investment”), and Dr. Jeffrey Yu, the Company’s chief medical officer and chairman (the “Yu Investment”). Pursuant to the Kosasa Investment, the Company agreed to issue and sell 1,190,476 shares of Common Stock at a purchase price of $0.42 per share (the same price as the Private Placement Investor), totaling $500,000 in gross proceeds to the Company. Pursuant to the Yu Investment, the Company agreed to issue and sell 1,666,666 shares of Common Stock at a purchase price of $0.42 per share (the same price as the Private Placement Investor), totaling $700,000 in gross proceeds to the Company. The shares of Common Stock issued in the Kosasa Investment and the Yu Investment were issued in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act, and/or Regulation D promulgated thereunder. The Company intends to use the net proceeds received from the Kosasa Investment and the Yu Investment for general corporate purposes and working capital.

The foregoing description of the terms of the Kosasa Investment and the Yu Investment does not purport to be complete and is qualified in its entirety by reference to the form of subscription agreement, which is attached hereto as Exhibit 10.3, and incorporated herein by reference.

Loan Conversions

On June 19, 2025, the Company entered into agreements with Dr. Kosasa and Dr. Yu to convert an aggregate of approximately $3.3 million of outstanding principal and accrued interest under certain shareholder loan and business combination extension loans (collectively, the “Loan”) made by Dr. Kosasa and Dr. Yu to the Company into an aggregate of 4,693,299 shares of Common Stock (the “Loan Conversions”). The Loans were converted at a conversion price of $0.71 per share. Pursuant to Loan Conversions, (i) Dr. Kosasa converted Loans with aggregate principal and accrued interest of approximately $2.0 million for 2,865,016 shares of Common Stock, and (ii) Dr. Yu converted Loans with aggregate principal and accrued interest of approximately $1.3 million for 1,828,280 shares of Common Stock. The shares of Common Stock issued under the Loan Conversions were issued in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act.

The foregoing description of the terms of the Loan Conversions does not purport to be complete and is qualified in its entirety by reference to the form of letter agreement, which is attached hereto as Exhibit 10.4, and incorporated herein by reference.

Pursuant to the applicable agreements for the Kosasa Investment, the Yu Investment and the Loan Conversions, the Company agreed to register the resale of the shares of Common Stock issued in such transactions on an amendment to its most recent registration statement on Form S-1, which registration statement has not yet been declared effective by the SEC.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosures in Item 1.01 of this Current Report on Form 8-K are incorporated by reference into this Item 3.02.

Item 8.01.	Other Events.

In the second quarter of 2025, the Company negotiated and settled certain trade payables and other amounts owed by the Company representing an aggregate of approximately $4.34 million of current liabilities as reflected on the Company’s condensed consolidated balance sheets as of March 31, 2025, which amount includes the settlement of approximately $2.76 million of deferred underwriter fees payable to EF Hutton (the “Settlements”). These settled amounts will be reflected in the financial results for the quarter ended June 30, 2025.

On June 19, 2025, Dr. Kosasa delivered notice to the Company of his election to convert in full the amounts of outstanding principal under certain convertible shareholder loans (the “Kosasa Convertible Loans”) previously made by Dr. Kosasa to the Company, in an aggregate principal amount of approximately $1.6 million, converting into an aggregate of 2,123,424 shares of Common Stock (the “Kosasa Convertible Loan Conversions”). The Kosasa Convertible Loans were converted pursuant to their terms at a conversion price of $0.7535 per share. The shares of Common Stock delivered to Dr. Kosasa upon the Kosasa Convertible Loan Conversions were delivered in full satisfaction of amounts owed to Dr. Kosasa under the Kosasa Convertible Loans.

On June 17, 2025 and June 19, 2025, the holders of approximately $1.66 million of convertible loans to the Company issued in the PIPE Note transaction in October 2023 (the “PIPE Notes”) delivered notices to the Company of their respective elections to convert in full the amounts of outstanding amounts under the PIPE Notes (the “PIPE Notes Conversion”). Under the PIPE Notes Conversion, the Company will issue an aggregate of 1,453,174 shares of Common Stock in full satisfaction of the PIPE Notes. The PIPE Notes were converted pursuant to their terms at a conversion price of $1.14 per share.

On June 18, 2025, the Company and Yorkville (as defined below) agreed to the redemption for cash of the remaining $250,000 outstanding under the original $1,500,000 convertible promissory note previously issued to by the Company to YA II PN, LTD, a Cayman Islands exempt limited partnership managed by Yorkville Advisors Global, LP (“Yorkville”) under the Standby Equity Purchase Agreement originally entered into in June 2024.

As a results of the actions described herein, the Company settled or converted an aggregate of approximately $11.0 million of current liabilities of the Company, representing a 60.0% reduction in total liabilities outstanding as of March 31, 2025.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Pre-Funded Warrant.

10.1	Form of Securities Purchase Agreement between the Company and the Investor.

10.2	Form of Voting Agreement between the Company and the Investor

10.3	Form of Subscription Agreement for the Kosasa Investment and the Yu Investment.

10.4	Form of Letter Agreement for the Loan Conversions.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 24, 2025

ONEMEDNET CORPORATION

By:	/s/ Aaron Green
Aaron Green
Chief Executive Officer